SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

APOGENT TECHNOLOGIES INC.

(Name of Registrant as Specified In Its Charter)

Filed by Registrant

(Name of Person(s) Filing Proxy Statement, if Other than Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

Filed by Apogent Technologies Inc.

Pursuant to Rule 14a-6

Under the Securities Exchange Act of 1934

Subject Company: Apogent Technologies Inc.

Commission File No. 1-11091

This filing relates to the planned merger (the “Merger”) between Fisher Scientific International Inc. (“Fisher Scientific”) and Apogent Technologies Inc. (“Apogent”) pursuant to the terms of an Amended and Restated Agreement and Plan of Merger dated as of March 17, 2004, as amended on April 16, 2004 (the “Merger Agreement”), by and among Fisher Scientific, Fox Merger Corporation and Apogent. Fisher Scientific has filed a registration statement on Form S-4 (SEC File No. 333-114548) with the U.S. Securities and Exchange Commission (the “SEC”) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher Scientific’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the Merger. The Merger Agreement is contained in the definitive joint proxy statement/prospectus, is on file with the SEC as an exhibit to the Current Report on Form 8-K, filed by Apogent on April 19, 2004, and is incorporated by reference into this filing.

On June 11, 2004, Apogent disseminated the following letter asking record holders to submit their vote in connection with the Special Meeting of Stockholders of Apogent to be held on June 28, 2004 to vote on the proposed Merger and the related Merger Agreement:

APOGENT TECHNOLOGIES INC.

30 PENHALLOW STREET

PORTSMOUTH, NH 03801

(603) 433-6131

June 11, 2004

Dear Fellow Stockholder:

We have previously sent to you proxy material for the Special Meeting of Stockholders of Apogent Technologies Inc. to be held on June 28, 2004 to vote on the proposed merger of Apogent Technologies and Fisher Scientific International Inc. and the related merger agreement. Your Board of Directors has unanimously recommended that stockholders vote in favor of the merger with Fisher Scientific and the related merger agreement.

Since approval of the merger and the merger agreement requires the affirmative vote of a majority of all the votes entitled to be cast thereon, your vote is important. If you have not already voted, please vote today by telephone, over the Internet, or by signing, dating, and returning the enclosed proxy card in the envelope provided.

Very truly yours,

/s/ Michael K. Bresson
Michael K. Bresson Secretary

REMEMBER:

You may also vote by telephone, or via the Internet.

Please follow the easy instructions on your proxy card.

If you have any questions, or need assistance in voting

your shares, please call our proxy solicitor,

INNISFREE M&A INCORPORATED

TOLL-FREE, at 1-888-750-5834.

ADDITIONAL INFORMATION ABOUT THE MERGER AND WHERE TO FIND IT

In connection with the proposed merger, Fisher Scientific International Inc. has filed a registration statement on Form S-4 (SEC File No. 333-114548) on April 16, 2004, which was subsequently amended on May 21, 2004, that contains the definitive joint proxy statement/prospectus for Fisher’s 2004 Annual Meeting of Stockholders and Apogent’s Special Meeting of its Stockholders with respect to the merger. Apogent and Fisher have filed or will file additional relevant materials with the SEC, and investors and securityholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they contain and will contain important information about Apogent, Fisher and the merger. Investors and security holders are urged to read the definitive joint proxy statement/prospectus and the other relevant materials before making any voting or investment decision with respect to the proposed merger. Investors and securityholders may obtain the definitive joint proxy statement/prospectus and any other documents filed by Apogent or Fisher with the SEC free of charge at the SEC’s website at www.sec.gov. In addition, the definitive joint proxy statement/ prospectus and documents filed with the SEC by Apogent may be obtained free of charge by directing such request to: Director of Investor Relations, 30 Penhallow Street, Portsmouth, NH 03801 or from Apogent’s website at www.apogent.com. The definitive joint proxy statement/prospectus and documents filed with the SEC by Fisher may be obtained free of charge by directing such request to: Corporate Secretary, One Liberty Lane, Hampton, NH 03842 or from Fisher’s website at www.fisherscientific.com.

Apogent, Fisher and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Apogent and Fisher in favor of the merger. Information about the executive officers and directors of Apogent and their ownership of Apogent common stock is set forth in the proxy statement for Apogent’s 2004 Annual Meeting of Shareholders, which was filed with the SEC on December 23, 2003. Information about the executive officers and directors of Fisher and their ownership of Fisher common stock is set forth in definitive joint proxy statement/prospectus. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Apogent, Fisher, and their respective executive officers and directors in the merger by reading the definitive joint proxy statement/prospectus regarding the merger.